Exhibit 99.1
Table 1
Residential Real Estate
Sales Activity
Three Months Ended December 31,
($ in millions)

	2010				2009
	Number				Number
	of Units		Cost of	Gross	of Units		Cost of	Gross
	Closed	Revenue	Sales(1)	Profit	Closed	Revenue	Sales(1)	Profit

Homesites	40	$2.9	$2.0	$0.9	52	$2.7	$2.4	$0.3
Homes (2)	1	0.6	0.6	—	12	3.7	3.7	—

Total (3)	41	$3.5	$2.6	$0.9	64	$6.4	$6.1	$0.3

(1)	Cost of sales for homesites in the fourth quarter of 2010 consisted of $1.8 million in direct costs, $0.2 million in selling costs and less than 0.1 million in indirect costs. Cost of sales for homesites in the fourth quarter of 2009 consisted of $2.1 million in direct costs, $0.1 million in selling costs and $0.2 million in indirect costs. Cost of sales for homes in the fourth quarter of 2010 consisted of $0.5 million in direct costs, $0.1 million in selling costs and less than $0.1 million in indirect costs. Cost of sales for homes in the fourth quarter of 2009 consisted of $3.2 million in direct costs, $0.2 million in selling costs and $0.3 million in indirect costs.

(2)	Homes include single-family and multifamily units. Multifamily revenue is recognized, if preconditions are met, on a percentage-of-completion basis. As a consequence, revenue recognition and closings may occur in different periods.

(3)	Excludes homes and homesites sold as part of the Victoria Park bulk sale in December 2009.
Year Ended December 31,
($ in millions)

	2010				2009
	Number				Number
	of Units		Cost of	Gross	of Units		Cost of	Gross
	Closed	Revenue	Sales(1)	Profit	Closed	Revenue	Sales(1)	Profit

Homesites	83	$7.5	$5.4	$2.1	80	$6.5	$4.6	$1.9
Homes (2)	2	1.0	0.9	0.1	84	24.8	24.0	0.8

Total (3)	85	$8.5	$6.3	$2.2	164	$31.3	$28.6	$2.7

(1)	Cost of sales for homesites for the year ended 2010 consisted of $4.0 million in direct costs, $1.0 million in selling costs and $0.4 million in indirect costs. Cost of sales for homesites for the year ended 2009 consisted of $3.9 million in direct costs, $0.2 million in selling costs and $0.5 million in indirect costs. Cost of sales for homes for the year ended 2010 consisted of $0.7 million in direct costs, $0.1 million in selling costs and $0.1 million in indirect costs. Cost of sales for homes for the year ended 2009 consisted of $18.8 million in direct costs, $1.7 million in selling costs and $3.5 million in indirect costs.

(2)	Homes include single-family and multifamily units. Multifamily revenue is recognized, if preconditions are met, on a percentage-of-completion basis. As a consequence, revenue recognition and closings may occur in different periods.

(3)	Excludes homes and homesites sold as part of the Victoria Park bulk sale in December 2009.

Table 2
Residential Real Estate Sales Activity
Three Months Ended December 31,
($ in thousands)

	2010						2009
	Units	Avg.			Avg.		Units	Avg.			Avg.
	Closed	Price		Accepted (1)	Price		Closed	Price		Accepted(1)	Price
Artisan Park (2)
Multifamily Homes	—	—		—	—		6	$217.8		6	$217.8
Hawks Landing
Homesites	15	$47.7		15	$47.7		5	$62.8		5	$62.8
RiverCamps on Crooked Creek
Single-Family Homes	—	—		—	—		1	$490.0		1	$490.0
SouthWood
Homesites	12	$52.1		12	$52.1		—	—		—	—
SummerCamp
Homesites	1	$59.0		1	$59.0		—	—		—	—
Single-Family Homes	—	—		—	—		—	—		(1)	499.9
Victoria Park (3)
Homesites	—	—		—	—		41	$39.0		1	$75.0
Single-Family Homes	—	—		—	—		2	$167.0		2	$167.0
WaterColor
Homesites	5	$113.3		5	$113.3		2	$94.7		2	$94.7
WaterSound
Homesites	2	$110.0		2	$110.0		1	$67.5		2	$85.0
WaterSound West Beach
Homesites	5	$143.9		8	$139.9		—	—		—	—
Single-Family Homes	1	$555.0		1	$555.0		—	—		—	—
WindMark Beach
Homesites	—	—		—	—		3	$162.3		2	$197.2
Single-Family Homes	—	—		—	—		3	$530.1		3	$530.1

Total Homesites	40	$72.6	(4)	43	$76.9	(4)	52	$51.1	(4)	12	$95.2	(4)

Total Single/Multifamily Homes	1	$555.0	(4)	1	$555.0	(4)	12	$310.1	(4)	11	$292.8	(4)

Total	41	$84.4		44	$87.0		64	$99.7		23	$189.7

(1)	Contracts accepted during the quarter. Contracts accepted and closed in the same quarter are also included as units closed.

(2)	St. Joe owns 74 percent of Artisan Park.

(3)	Excludes homes and homesites sold as part of the Victoria Park bulk sale in December 2009.

(4)	Average prices differ from quarter to quarter primarily because of the relative mix and location of sales.

Year Ended December 31,
($ in thousands)

	2010						2009
	Units	Avg.			Avg.		Units	Avg.			Avg.
	Closed	Price		Accepted (1)	Price		Closed	Price		Accepted(1)	Price
Artisan Park (2)
Single-Family Homes	—	—		—	—		8	$352.8		8	$352.8
Multifamily Homes	—	—		—	—		32	227.4		32	227.4
Hawks Landing
Homesites	23	$51.0		23	$51.0		12	$63.5		12	$63.5
RiverCamps on Crooked Creek
Homesites	—	—		—	—		1	$72.9		1	$72.9
Single-Family Homes	—	—		—	—		2	$470.0		2	$470.0
RiverTown
Homesites	2	$31.3		2	$31.3		—	—		—	—
SouthWood
Homesites	17	$56.9		17	$56.9		—	—		—	—
St. Johns G & CC
Single-Family Homes	—	—		—	—		2	$319.4		2	$319.4
SummerCamp
Homesites	5	$251.8		5	$251.8		1	$220.0		1	$220.0
Single-Family Homes	1	$450.0		1	$450.0		—	—		—	—
Victoria Park (3)
Homesites	—	—		—	—		43	$39.7		3	$61.1
Single-Family Homes	—	—		—	—		19	$176.1		19	$176.1
WaterColor
Homesites	19	$106.7		20	$106.3		10	$135.9		10	$135.9
Single-Family Homes	—	—		—	—		17	$451.1		17	$451.1
WaterSound
Homesites	3	$107.5		2	$110.0		3	$84.0		4	$88.6
Single-Family Homes	—	—		—	—		1	$580.0		1	$580.0
WaterSound Beach
Homesites	1	$1,253.7		1	$1,253.7		1	$199.3		1	$199.3
PRC Shares	—	—		—	—		—	—		—	—
WaterSound West Beach
Homesites	11	$122.3		14	$124.6		3	$190.9		3	$190.9
Single-Family Homes	1	$555.0		1	$555.0		—	—		—	—
WindMark Beach
Homesites	2	$152.7		2	$152.7		6	$139.5		6	$139.5
Single-Family Homes	—	—		—	—		3	$530.1		3	$530.1

Total Homesites	83	$105.0	(4)	86	$105.9	(4)	80	$74.8	(4)	41	$111.2	(4)

Total Single/Multifamily Homes	2	$502.5	(4)	2	$502.5	(4)	84	$296.0	(4)	84	$296.0	(4)

Total	85	$114.4		88	$115.0		164	$188.1		125	$235.4

(1)	Contracts accepted during the quarter. Contracts accepted and closed in the same quarter are also included as units closed.

(2)	St. Joe owns 74 percent of Artisan Park.

(3)	Excludes homes and homesites sold as part of the Victoria Park bulk sale in December 2009.

(4)	Average prices differ from quarter to quarter primarily because of the relative mix and location of sales.

Table 3
Commercial Land Sales
Three Months Ended December 31,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)	(in thousands)

2010	1	1.7	$425	$250
2009	5	23.4	4,519	193
Year Ended December 31,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)	(in thousands)

2010	4	18	$4,358	$237
2009	8	29	6,589	227
Table 4
Rural Land Sales
Three Months Ended December 31,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)

2010	6	266	$1,471	$5,520
2009	3	482	1,402	2,908
     Also included in rural land sales in the fourth quarter of 2010 was $17.1 million of previously deferred revenue from a 2006 transaction with the Florida Department of Transportation.
Year Ended December 31,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)

2010	13	606	$2,969	$4,897
2009	13	6,967	14,309	2,054
Also included in rural land sales for 2010 was $20.6 million of previously deferred revenue from a 2006 transaction with the Florida Department of Transportation, $1.4 million related to the sale of 21 mitigation bank credits, $0.4 million from an easement and $0.5 million of other previously deferred revenue.

Table 5
Quarterly Segment Pretax Income (Loss)
From Continuing Operations
($ in millions)

	Dec. 31,	Sept. 30,	June. 30,	Mar. 31,	Dec. 31,	Sept. 30,	June. 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009	2009	2009	2009	2008
Residential	$(12.3)	$(16.5)	$(7.2)	$(11.3)	$(80.6)	$(19.7)	$(23.3)	$(14.2)	$(70.7)
Commercial	(1.2)	1.5	(1.3)	(0.4)	1.3	(0.5)	(0.7)	(0.6)	(0.3)
Rural Land sales	18.2	3.5	0.7	(0.3)	0.9	(0.5)	6.8	2.8	26.3
Forestry	1.9	0.8	2.2	1.4	1.3	1.2	1.1	1.1	0.8
Corporate and other	(8.0)	(10.9)	(9.2)	(7.0)	(8.8)	(6.6)	(57.8)	(8.3)	(4.6)

Pretax income (loss) from continuing operations (1)	$(1.4)	$(21.6)	$(14.8)	$(17.6)	$(85.9)	$(26.1)	$(73.9)	$(19.2)	$(48.5)

(1)	Includes one time charges as described in our SEC filings.
Table 6
Other Income (Expense)
($ in millions)

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2010	2009	2010	2009

Dividend and interest income	$0.2	$0.5	$1.5	$2.7
Interest expense	(1.3)	(0.8)	(8.7)	(1.2)
Gain on sale of office buildings	0.1	0.2	0.5	0.7
Other	0.8	1.7	2.5	2.4
Retained interest in monetized installment notes	0.1	0.1	0.4	0.4
Fair value of standby guarantee	—	(0.8)	—	(0.8)

Total	$(0.1)	$0.9	$(3.8)	$4.2

Table 7
Discontinued Operations, Net of Tax
($ in millions)

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2010	2009	2010	2009

Loss from operations of Victoria Hills Golf Club	—	$(4.3)	—	$(4.6)
Loss from operations of St. Johns Golf & Country Club	—	(2.1)	—	(2.1)
Loss from Sunshine State Cypress operations	—	—	—	(0.2)

Total	—	$(6.4)	—	$(6.9)